Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Glencore plc

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	03/11/2024

If Amendment, Date Original Filed (Month/Day/Year)	03/13/2024

Designated Filer:	Glencore plc

Signature:

GLENCORE PLC

/s/ John Burton
Name:	John Burton
Title:	Company Secretary

Dated: March 15, 2024

Joint Filer Information
(continued)

Name of Joint Filer:	Glencore International AG

Address of Joint Filer:	Baarermattstrasse 3, CH-6340, Baar, Switzerland

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	03/11/2024

If Amendment, Date Original Filed (Month/Day/Year)	03/13/2024

Designated Filer:	Glencore plc

Signature:

GLENCORE INTERNATIONAL AG

/s/ John Burton
Name:	John Burton
Title:	Director

/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

Dated: March 15, 2024

Joint Filer Information
 (continued)

Name of Joint Filer:	Glencore Canada Corporation

Address of Joint Filer:	100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Li-Cycle Holdings Corp. [LICY]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	03/11/2024

If Amendment, Date Original Filed (Month/Day/Year)	03/13/2024

Designated Filer:	Glencore plc

Signature:

GLENCORE CANADA CORPORATION

/s/ Peter Wright
Name:	Peter Wright
Title:	Director

Dated: March 15, 2024